8-K 1 form8k.htm CURRENT REPORT

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 22, 2012

Ecologic Transportation, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-139045	26-1875304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1327 Ocean Avenue, Suite B, Santa Monica, California	90401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 899-3900

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant

On March 6, 2012, the Audit Committee and the Board of Directors of Ecologic Transportation, Inc. (the “Company”) dismissed StarkSchenkein, LLP (“Stark”), the Company’s former independent registered public accounting firm. On March 7, 2012, the Audit Committee and the Board of Directors of the Company selected Stan J.H. Lee, CPA (the “New Accountant”) to serve as the Company’s auditor for the fiscal year ended December 31, 2011.

The audit reports of the Company on its financial statements for the past two fiscal years ended December 31, 2009 and 2010 did not contain any adverse opinion, disclaimer of opinion, modification or qualification as to uncertainty, audit scope or accounting principles. During the Company’s fiscal years ended December 31, 2009 and 2010 and the subsequent interim period up to March 6, 2012 there were no disagreements with Stark, whether or not resolved, on any matter of accounting principle or practice, financial statement disclosure, auditing scope or procedure which, if not resolved to the satisfaction of Stark, would have caused Stark to make reference to the subject matter of such disagreement in connection with its report on the Company’s financial statements for such periods.

The Company has provided Stark a copy of the foregoing disclosures. Attached as Exhibit 16.1 is a copy of the letter from Stark dated March 22, 2012, stating its agreement with such statements.

During our two most recent fiscal years and through March 7, 2012, prior to engaging the New Accountant, we have not consulted with the New Accountant with respect to the application of accounting principles to a specified transaction, either completed or proposed, or any other matter.

Item 9.01.    Financial Statements and Exhibits

 (d)    Exhibits

Exhibit No.	Description
16.1	Letter dated March 22, 2012 from StarkSchenkein, LLP addressed to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLOGIC TRANSPORTATION, INC.

/s/ William B. Nesbitt
William B. Nesbitt
President and Chief Executive Officer
Dated: March 22, 2012